UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 5, 2010
Commercial Vehicle Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34365	41-1990662

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7800 Walton Parkway, New Albany, Ohio	43054

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 614-289-5360
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
On August 4, 2009, Commercial Vehicle Group, Inc. (the “Company”) issued 42,124 units, consisting of $42.1 million in aggregate principal amount of the 11%/13% third lien senior secured notes due 2013 and warrants (the “Warrants”) to purchase 745,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The units and the warrants were issued pursuant to a warrant and unit agreement dated August 4, 2009.
The Company issued 372,905 shares of Common Stock upon the exercise of certain of the Warrants on February 5, 2010. The warrants were exercised on a cashless exercise basis as required under the warrant and unit agreement, and, accordingly, such shares of Common Stock were issued in reliance upon the exemption from registration set forth in Section 3(a)(9) of the Securities Act of 1933, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Commercial Vehicle Group, Inc.

February 11, 2010	By:	/s/ Kevin R.L. Frailey Name: Kevin R.L. Frailey
Title: Executive Vice President